Exhibit 10.1

PROMISSORY NOTE

FOR VALUE RECEIVED, ENOCHIAN BIOPHARMA, INC., a Delaware corporation (the “Maker”), promises to pay to the order of DANDRIT BIOTECH USA, INC., a Delaware corporation (the “Payee”), and together with the Maker, the “Parties” and each, a “Party”), the principal sum of up to FIVE HUNDRED thousand UNITED STATES dollars (US $500,000.00) together with interest thereon as set forth in this Promissory Note (this “Note”).

(1)               Principal. The outstanding principal amount of this Note (the “Principal”) shall be, the lesser of (a) five hundred thousand dollars (USD $500,000.00) or (b) all such amounts as have been or may be loaned by the Payee to the Maker as agreed by the Parties from time to time (each, a “Loan” and collectively, the “Loans”) on or prior to July 13, 2020 (the “Maturity Date”), which are reflected on Schedule A hereto, as the same shall be updated from time to time by the Company in connection with each Loan. In consideration of executing this Note, Payee agrees to advance to Maker $150,000 (the “Advance”) within  seven (7) calendar days of execution of this Note, which such amount shall not be considered part of the Principal amount hereunder and shall not be an obligation by Maker to be repaid to Payee except upon a default of Maker hereunder or a breach of any other binding, material contractual obligations that Maker or any of its affiliates may have to Payee or any of its affiliates, which breach remains uncured following twenty (20) days written notice, after which the Advance shall be deemed a part of the Principal hereunder and shall accrue interest in accordance with Section 2 below from the date hereof; provided, however, that if Payee has breached any of its binding material contractual obligations to Maker or its affiliates which breach remains uncured following twenty (20) days written notice, then in such instance, the Advance shall not be required to be repaid.

(2)               Interest. Interest shall accrue on each installment of Principal actually received by Maker from the date that each such installment loan is made at a rate of five percent (5%) per annum. Interest shall be calculated on the basis of the actual number of days elapsed over a 365-day year. All accrued but unpaid interest hereon shall be payable on each anniversary from the date of this Note.

(3)               Maturity Date. If not sooner paid in compliance with Section 5 below, the entire unpaid Principal and all accrued but unpaid interest shall be due and payable by the Maker to the Payee on the Maturity Date. All payments hereunder shall be made at the Payee’s address as set forth herein below or as otherwise may be designated by the Payee in writing.

(4)               Waiver and Consent. To the fullest extent permitted by law, the Maker waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Maker liable with respect to this Note.

(5)               Prepayment. This Note may be prepaid in whole or in part at any time without penalty to the Maker, except that interest on the entire principal amount of this Note shall be paid in full on such prepayment date and such interest amount shall be prorated for any period less than one year on the basis of the actual number of days elapsed over a 365-day year. Except as otherwise required by law or by the provisions of this Note, payments received by the Payee hereunder shall be applied first against interest accrued on this Note and next in reduction of the outstanding principal balance of this Note.

(6)               Maximum Interest Rate. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Payee in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Payee’s receipt thereof, with the same force and effect as though the Maker had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

(7)               No Assignment. Neither Payee nor Maker shall have the right to transfer or assign its obligations under this Note without the prior written consent of the other Party; provided, however, that Payee may assign this Note to any person without the consent of Maker upon an event of default in Section 8 below. Any purported assignment in violation of this paragraph shall be void.

(8)               Default. It shall be an event of default hereunder and the Payee shall have the right to accelerate the maturity of this Note and the entire amount of principal and interest under this Note shall be immediately due and payable upon the occurrence of any of the following events: (a) any payment due hereunder is not paid within thirty (30) calendar days after the Maturity Date; (b) the commencement of any proceedings under any bankruptcy laws of the United States of America or under any insolvency, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the Maker if such proceedings are not dismissed within sixty (60) calendar days of commencement; or (c) the breach of Subsection 9(d) herein by Maker or a material breach of any other binding, material contractual obligation that Maker or any of its affiliates may have to Payee or any of its affiliates which remains uncured twenty (20) days after notice to Maker.

(9)               Miscellaneous.

(a)                Amendment. It is the express intent of the Parties that each Loan made by the Payee to the Maker prior to the Effective Date and evidenced by Schedule A hereto, shall constitute a valid amendment to this Note upon receipt of such Loan by the Maker. The Payee shall deliver on the date of payment of each Loan a copy of Schedule A evidencing the amount and the date of payment of each Loan, and the failure of the Maker to dispute the contents thereof in writing within seven (7) days shall be conclusive evidence of Amendment of this Note by such Schedule A. Other than as set forth in this Subsection 9(a), neither this Note nor any provision hereof may be waived, modified, amended or, except to the extent, if any, otherwise provided in this Note, terminated, except by a written agreement signed by the Parties.

(b)               Termination. This Note may be terminated and all amounts due hereunder, including Principal and any accrued interest, deemed paid in full (a) upon full payment of the principal and interest due hereunder, or (b) by a written agreement signed by the Parties.

(c)                Negotiated Agreement. The Parties have fully participated in the Note’s negotiation and preparation. Accordingly, this Note shall not be more strictly construed against either of the Parties.

(d)               Use of Proceeds. Payee shall only use the Principal to fund pre-clinical study programs, and the Advance may only be used for general working capital. It is the intention and expectation of the parties that Maker shall advance sufficient funds, up to the maximum set forth herein, for Payee to fund its pre-clinical study programs.

(e)                Waivers. No waiver of any breach, default or provision hereunder shall be considered valid unless in writing signed by the Party to be charged therewith, and no such waiver shall be deemed a waiver of any subsequent breach or default hereunder.

(f)                Waiver of Jury Trial. THE PARTIES TO THIS NOTE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES ENTERING INTO THIS NOTE.

(g)                Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing to the Party’s physical or email address set forth herein below and shall be considered as duly given: (a) on the date of delivery, if hand delivered; or (b) after two (2) business days if sent by a nationally recognized express courier service, postage or delivery charges prepaid; or (c) on the date of delivery, if delivered by electronic mail. Any notices made by the Payee to the Maker pursuant to this Note shall include a copy sent by electronic mail to clatyon.parker@klgates.com, with such copy not constituting valid notice pursuant to this Note. Any Party may change its address by giving notice, in accordance with this provision, to the other Party stating its new address.

(h)               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule.

(i)                 Payment of Costs. The Maker shall pay all reasonable costs incurred by the Payee in the event Payee is successful in enforcing or collecting this Note, including, without limitation, all reasonable attorneys’ fees, costs and expenses incurred in all matters of interpretation, enforcement and collection, before, during and after demand, suit, proceeding, trial, appeal and post-judgment collection efforts as well as all reasonable costs and fees incurred by the Payee in connection with any bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay) if the Maker or any other person or entity liable for the indebtedness represented by this Note becomes involved in any bankruptcy, reorganization or similar proceeding.

(j)                 Third-Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

** signature page follows **

IN WITNESS WHEREOF, the Maker has executed and delivered this Note to the Payee as of the 14th day of July, 2017.

MAKER: ENOCHIAN BIOPHARMA, INC. By: /s/ Carl Sandler Name: Carl Sandler Title: CEO Address: Email:

Accepted By:

PAYEE:

DANDRIT BIOTECH USA INC.

By: /s/ Eric Leire

Name: Eric Leire

Title: CEO

Address:

Email:

**Signature Page to the Promissory Note**

SCHEDULE A

Date	Principal Amount

July 14, 2017	$196,140